UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2009

Sino Shipping Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-9064	84-0789885
(State or Other Juris- diction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

No. 950 Dalian Road

Hi-Shanghai 8th Building, 4th floor

                Shanghai, China 200092

(Address of principal executive offices)

        86-21-5595-5927

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 29, 2009, our wholly-owned subsidiary, Heng Zhou International Shipping Limited (“Hengzhou”), entered into a Memorandum of Agreement with Mr. Wing Chan pursuant to which Hengzhou sold its vessel, Heng Zhou, to Mr. Chan for US$8,051,292 payable as follows: US$200,000 was paid on July 20, 2009, US$3 million is due by October 20, 2009, US$4 million is due by December 31, 2009, and US$851,292 is due by March 31, 2010. The foregoing summary is qualified in its entirety by reference to the full text of the Memorandum of Agreement filed herewith and incorporated by this reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

                           (d)    Exhibits.

2.1	Memorandum of Agreement between Heng Zhou International Shipping Limited and Mr. Wing Chan, dated June 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2009	Sino Shipping Holdings Inc.

By:/s/ Xinyu Zhang
Xinyu Zhang, CEO

EXHIBIT INDEX

Exhibit Number	Description

2.1	Memorandum of Agreement between Heng Zhou International Shipping Limited and Mr. Wing Chan, dated June 29, 2009